Exhibit 3.4

                                     BYLAWS

                                       OF

                           OSWEGO COUNTY SAVINGS BANK


                                    ARTICLE I

                                     OFFICES

The principal office of Oswego County Savings Bank (the "Bank") shall be located in the State of New York, City of Oswego, County of Oswego. Subject to applicable banking laws and any required approval of the Superintendent of Banks of the State of New York (the "Superintendent"), the Bank also may have other offices at such other places as the Board of Directors (the "Board") may from time to time designate or the business of the Bank may require.


                                   ARTICLE II

                                  STOCKHOLDERS

Section 1. Annual Meetings. The annual meeting of stockholders of the Bank for the election of directors and the transaction of any other business as may properly come before such meeting shall be held each year on a date to be fixed by the Board, but in no event later than April 30th of any year, at such time and at such place in the City of Oswego as may be designated by the Board.

Section 2. Special Meetings. Special meetings of the stockholders of the Bank may be called only by the Board of Directors pursuant to (i) the affirmative vote of two thirds of the directors then in office, (ii) the Chairman of the Board, (iii) the President, or (iv) the holders of not less than 25% of the issued and outstanding capital stock of the Bank entitled to vote generally in an election of directors.

Section 3. Notice of Meetings. Written notice stating the place, day and hour of any meeting of stockholders and the purpose or purposes for which the meeting is called shall be delivered to each stockholder of record entitled to vote at such meeting, either personally or by mail not less than ten (10) nor more than fifty
(50) days before the date of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Bank as of the record date prescribed in
Section 5 of this Article I, or at such other address as the stockholder shall have furnished in writing to the Secretary of the Bank. Notice of any special meeting shall indicate that the notice is being issued by or at the direction of the person or persons calling such meeting. When any meeting of stockholders, either annual or special, is adjourned to another time

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                                       2

or place, no notice of the adjourned meeting must be given, other than an announcement at the meeting at which such adjournment is taken giving the time and place to which the meeting is adjourned. However, if after adjournment the Board fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record on the new record date.

Section 4. Waiver of Notice. Notice of meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice of such stockholders.

Section 5. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose, the Board shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than fifty (50) days and, in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 5, such determination shall, unless otherwise provided by the Board, also apply to any adjournment thereof.

Section 6. Quorum. The holders of a majority of the shares of the capital stock of the Bank issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. When a quorum is once present to organize a meeting, such quorum is not broken by the subsequent withdrawal of any stockholders.

Section 7. Adjournments. Whether or not a quorum is present at any annual or special meeting of stockholders, a majority in interest of those present in person or by proxy and entitled to vote may adjourn the meeting from time to time to another time or place, at which time, if a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 8. Conduct of Meetings. The Chairman of the Board or, in his absence, the President, or, if the Chairman of the Board and the President are absent or otherwise unable to conduct any such meetings, such other person as shall be appointed by a majority of the Board shall serve as chairman at all meetings of the stockholders. The Secretary of the Bank or, in his absence, such other person as the chairman of the meeting shall appoint, shall serve as secretary of the meeting. The chairman of the meeting shall conduct all meetings of the stockholders in accordance with the best interests of the Bank and shall have the authority and discretion to establish reasonable procedural rules for the conduct of such meetings.

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                                       3

Section 9. Voting. At each meeting of the stockholders, every stockholder of record of the Bank entitled to vote at such meeting shall be entitled to vote in person or by proxy the common or other shares of voting stock standing in his name on the books of the Bank and entitled to be voted at such meeting at the time fixed pursuant to Article II, Section 5 of these Bylaws. Each share of common stock shall be entitled to one vote per share, and there shall be no cumulative voting in elections of directors. Except as permitted by law, shares of its own stock belonging to the Bank shall not be voted directly or indirectly. At all meetings of stockholders all matters, except elections of directors and where other provision is made by law or by the Restated Organization Certificate of the Bank or by these Bylaws, shall be decided by a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereon, provided that a quorum is present. Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If, at any meeting of stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

Section 10. Proxies. All proxies shall be in writing, signed by the stockholder or by his duly authorized attorney-in-fact, and shall be filed with the Secretary of the Bank before being voted. No proxy shall be valid after eleven
(11) months from the date of its execution unless otherwise provided in the proxy. The attendance at any meeting by a stockholder who shall have previously given a proxy applicable thereto shall not, as such, have the effect of revoking the proxy. The Bank may treat any duly executed proxy as not revoked and in full force and effect until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date.

Section 11. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the stockholders of the Bank any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

Section 12. Inspectors of Election. In advance of any meeting of stockholders, the Board shall appoint one or more persons, other than officers, directors or nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. Such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the meeting shall make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board in advance of the meeting or at the meeting by the chairman of the meeting.

Section 13. Action by Written Consent. Whenever stockholders of the Bank are required or permitted to take any action by vote, such action may be taken without a meeting upon written


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                                       4

consent, setting forth the action so taken, signed by the holders of all outstanding shares of capital stock of the Bank entitled to vote thereon.


                                   ARTICLE III

                                  CAPITAL STOCK

Section 1. Certificates of Stock. Certificates of stock shall be in such form as shall be approved by the Board, provided that each certificate shall when issued state upon the face thereof (a) that the Bank is a corporation organized under the laws of the State of New York; (b) the name of the person to whom the certificate is issued; (c) the number, class and series, if any, which the certificate represents; and (d) the par value of each share represented by the certificate; and further provided, that each certificate shall, when issued, state upon the back thereof the existence of any supermajority voting provisions in the Restated Organization Certificate required to be noted on such certificate under Section 6016 of the New York Banking Law. Each certificate shall further state that the Corporation will furnish to any stockholder upon request and without charge a statement of the rights and preferences of the shares of each class or series of stock, or shall set forth such statement on the certificate itself. The certificates shall be numbered in the order of their issue, and shall be signed by the Chairman of the Board, the President or any Vice President and the Secretary or any Assistant Secretary, and the seal of the Bank or a facsimile thereof shall be impressed, affixed or reproduced thereon. If the certificates are signed by a Transfer Agent acting on behalf of the Bank, or are registered by a Registrar, the signatures of the officers of the Bank may be a facsimile. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Bank, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Bank, such certificate or certificates may nevertheless be adopted by the Bank and be issued and delivered as though the person or persons who signed such certificate or certificates have not ceased to be such officer or officers of the Bank.

Section 2. Transfer Agent and Registrar. The Board shall have power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Transfer Agents and Registrars.

Section 3. Registration and Transfer of Shares. The name of each person owning a share of the capital stock of the Bank shall be entered on the books of the Bank together with the number of shares held by him, the numbers of the certificates covering such shares and the dates of issue of such certificates. The shares of stock of the Bank shall be transferable on the books of the Bank by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the


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                                       5

authenticity of the signature as the Bank or its agents may reasonably require and with proper evidence of payment of all applicable transfer taxes. A record shall be made of each transfer.

Section 4. Lost, Destroyed and Mutilated Certificates. The holder of any stock of the Bank shall immediately notify the Bank of any loss, theft, destruction or mutilation of the certificates therefor. The Bank may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed and the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Bank a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may refer such owner to such remedy or remedies as he may have under the laws of the State of New York.

Section 5. Holder of Record. The Bank shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.


                                   ARTICLE IV

                               BOARD OF DIRECTORS

Section 1. Responsibilities; Number of Directors; Oath. The affairs of the Bank shall be managed by its Board of Directors, which may exercise all such authority and powers of the Bank and do all such lawful acts and things as are not by law, the Restated Organization Certificate or these Bylaws directed or required to be exercised or done by the stockholders. The number of directors shall not be less than seven (7) nor more than twenty (20). The exact number of directors shall be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the Board. Directors of the Bank shall, upon taking office, take and subscribe to an oath as provided in Section 7015 of the New York Banking Law, which oath shall be transmitted to the Superintendent in accordance with such law.

Section 2. Term. Directors shall be elected for a term of office to expire at the succeeding annual meeting of stockholders and until their respective successors are elected and qualified.

Section 3. Qualifications.

(a) Each director shall be at least 18 years of age and at least one-half of the directors shall be citizens of the United States. Not more than one-third of the total number of directors may be officers of the Bank.

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                                       6

(b) No director shall serve beyond the next annual meeting of the Bank following his attainment of age 75.

(c) Each director also shall meet such qualifications as may be specified in applicable provisions of the New York Banking Law and regulations of the New York Banking Board thereunder.

Section 4. Regular Meetings. A regular meeting of the Board shall be held, without notice other than these Bylaws, at the principal office of the Bank on a date to be designated by the Board of Directors, except that when any such regular meeting date is a holiday the meeting shall be held on the following Monday; provided, however, that the Board may, by prior action, designate a different day in the same month for the holding of any regular meeting. The regular meeting in April of each year shall be the annual meeting for the election of officers. The Board may provide, by resolution, the time and place, within or without the State of New York, for the holding of additional regular meetings without notice other than such resolution.

Section 5. Special Meetings. Special meetings of the Board may be called at any time by or at the request of the Chairman of the Board or the President. Special meetings of the Board also may be convened upon the written request of a majority of the members of the Board. The persons authorized to call special meetings of the Board may fix any place, within or without the State of New York, as the place for holding any special meeting of the Board called by such persons.

Section 6. Conduct of Meetings. Meetings of the Board shall be presided over by the Chairman of the Board and in the absence or disability of the Chairman of the Board by the Vice Chairman or the President. If the Chairman of the Board, the Vice Chairman and the President are absent from any meeting of the Board, the directors present shall, by a majority vote, designate one of the directors present to serve as chairman of such meeting. The chairman (or other person presiding) shall conduct all meetings of the Board in accordance with the best interests of the Bank and shall have the authority and discretion to establish reasonable procedural rules for the conduct of Board meetings. Any one or more directors may participate in a meeting of the Board or committee by means of a conference telephone or communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at any such meeting.

Section 7. Notice. At least two (2) days notice of special meetings shall be given to each director if given in person or by telephone, telegraph, telecopy, cable or wireless. Five (5) days notice of a special meeting is required if notice is given by mail. The object of the special meeting need not be stated in the notice. Such notice shall be deemed to be delivered when deposited in the U.S. mail, with postage thereon prepaid if mailed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any regular or special meeting by a writing filed with the Secretary. The attendance of a director at a regular or special meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

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                                       7

Section 8. Quorum and Voting Requirements. A quorum at any meeting of the Board shall consist of not less than a majority of the Board. Except as otherwise required by law, a majority vote of the directors present at a meeting, if a quorum is present at the time of such vote, shall constitute an act of the Board.

Section 9. Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Bank addressed to the Chairman of the Board or the President. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

Section 10. Vacancies. All vacancies in the office of director, including vacancies created by newly created directorships resulting from an increase in the number of directors, may be filled by a majority of the directors then holding office at any regular or special meeting of the Board called for that purpose. Any director so elected shall serve until the succeeding annual meeting of stockholders and until his successor is elected and qualified.

Section 11. Removal. Any director (including persons elected by directors to fill vacancies in the Board) may be removed from office with or without cause by the affirmative vote of a majority of the votes eligible to be cast by stockholders entitled to vote in an election of directors at a duly constituted meeting of stockholders called expressly for such purpose.

Section 12. Compensation. The Board shall fix the compensation of directors for attendance at meetings of the Board and of committees thereof, and for such other services as are permitted by the New York Banking Law.

Section 13. Director Emeritus. Any director, upon mandatory retirement because of age, shall be eligible for election by the Board as a director emeritus for a term of one year. A director emeritus may attend meetings of the Board but shall not be counted in determining a quorum and shall not have the right to vote. Service as a director emeritus shall not exceed two years.


                                    ARTICLE V

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 1. Executive Committee.

(a) The Board may appoint from the Board an Executive Committee of not less than five directors of the Bank, and may delegate to such committee, except as otherwise provided by Section 7012 of the New York Banking Law, the powers of the Board in the management of the business and affairs of the Bank in the intervals between meetings of the Board in all cases in which specific directions shall not have been given by the Board, as well as the power to authorize the seal of the Bank to be affixed to all papers which may require it.

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                                       8

(b) The Executive Committee, by a vote of a majority of its members, may appoint a chairman and fix its rules of procedure, determine its manner of acting and specify what notice, if any, of meetings shall be given, except as the Board shall by resolution otherwise provide. A majority of the Board shall have the power to change the membership of the Executive Committee at any time, to fill vacancies therein and to discharge such committee or to remove any member thereof, either with or without cause, at any time.

(c) Meetings of the Executive Committee shall be held at such times and places as the chairman of the Executive Committee may determine. The Executive Committee shall keep minutes of all business transacted by it. All completed action by the Executive Committee shall be reported to the Board at its meeting next succeeding such action or at its meeting held in the month following the taking of such action, and shall be subject to revision or alteration by the Board.

Section 2. Examining Committee. The Board shall designate not less than three members of the Board who are not employed by the Bank to constitute an Examining Committee, which shall examine the accounts, property and concerns of the Bank as provided in Section 254 of the New York Banking Law and make such other examinations as the Board shall direct. The Examining Committee may employ certified public accountants and such other assistants as it may deem necessary to aid in its examination, and shall report to the Board at its regular meeting following the completion of such examination. Meetings of the Examining Committee shall be held at such times and at such places as the chairman of the Examining Committee may determine. The Examination Committee, by a vote of a majority of its members, may fix its rules of procedure, determine its manner of acting and specify what notice, if any, of meetings shall be given, except as the Board shall by resolution otherwise provide. A majority of the Board shall have the power to change the membership of the Examining Committee at any time, to fill vacancies therein and to discharge such committee or to remove any member thereof, either with or without cause, at any time, provided that the Bank shall have at all times an Examining Committee which complies with the New York Banking Law.

Section 3. Other Committees. The Board may, by resolutions passed by a majority of the Board, designate persons who are not necessarily directors to constitute other committees, which shall in each case consist of three or more directors, and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them. A majority of all the members of any such committee may fix its rules of procedure, determine its manner of acting and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise by resolution provide. A majority of the Board shall have the power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.


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                                       9


                                   ARTICLE VI

                                    OFFICERS

Section 1. Titles. The officers of the Bank shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, a Comptroller and an Auditor. Other officers may be appointed in accordance with the provisions of this Article VI and any two or more offices may be held by the same person, except the offices of President and Secretary. Officers of the Bank shall furnish to the Board a bond in such amount as the Board may deem necessary.

Section 2. Election, Term of Office and Qualifications. The officers of the Bank shall be elected annually by the Board. Each officer, except as may be appointed in accordance with the provisions of this Article VI, shall hold office until his successor shall have been chosen and shall qualify or until his death or until he shall have resigned or until he shall have been removed in the manner hereinafter provided.

Section 3. Removal of Officers. Any officer elected or appointed by the Board may be removed by the Board, or his authority suspended by it, with or without cause. Such removal or suspension without cause, however, shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not be deemed of itself to create contract rights.

Section 4. Vacancies in Elected Office. All vacancies in an elected office may be filled by election at a regular or special meeting of the Board.

Section 5. Chairman of the Board and Vice Chairman of the Board. The Chairman of the Board shall preside at all annual and special meetings of the stockholders and at all meetings of the Board. The Chairman shall perform such other duties as may be assigned to him by the Board. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside over any meetings and perform such duties otherwise reserved for the Chairman of the Board.

Section 6. President. The President shall be a director of the Bank and shall, in the absence of the Chairman and the Vice Chairman, preside at annual or special meetings of the stockholders and at meetings of the Board. The President also shall be the Chief Executive Officer of the Bank and, as such, shall have executive management of the operations of the Bank, subject to the control of the Board and the Executive Committee. The President shall perform such other duties as may be assigned to him by the Chairman or the Board.

Section 7. Vice Presidents. Each Vice President shall have such powers and duties as may be assigned or delegated by the Chairman, the President or the Board. The Board may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or Administrative Vice President.

Section 8. Secretary. The Secretary shall give due notice of meetings of the Board and of the Executive Committee, attend meetings of the Board and keep the minutes thereof. The Secretary shall conduct all correspondence relating to the Board and its proceedings and shall perform such other duties as may be assigned to him by the Chairman, the President or the Board.

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                                       10

Section 9. Treasurer. Except as provided in Article VII, Section 4 hereof, the Treasurer shall have charge of all securities held by the Bank other than real estate bonds, mortgage notes, mortgages and deeds of trust, and see that they are kept in the vaults of the Bank, or deposited with such bank or trust company as may from time to time be designated by the Board as custodian thereof. He shall see that income on all securities and depository balances under his control are collected and received by the Bank, or credited to its account with an authorized depository thereof. He shall have charge of all funds of the Bank and see that the same, except such amount as may be necessary for the daily business of the Bank, are deposited in such institutions as may be designated by the Board. He shall prepare and present such reports as the Chairman, the President or the Board may from time to time direct. He shall, subject to the direction of the Chairman, the President or the Board, make all investments of the funds of the Bank except mortgage and real estate investments. He shall perform such other duties as may be assigned to him by the Chairman, the President or the Board.

Section 10. Auditor. The Auditor shall make such examinations of the accounts, records and transactions of the Bank as may be required by the Board or the Examining Committee thereof, and he shall perform such other duties as are prescribed in an audit program approved by the Board, to which he shall be responsible, and such other audit duties as may be assigned by the Chairman or by the President. He shall be free to examine any department or section of Bank routine without previous officer consultation. He shall maintain a summary record of dates of completed audits, and shall make periodic comprehensive reports to the Board or to the Examining Committee thereof, which shall include such suggestions and recommendations which he may consider advisable to make. The Auditor shall perform such other duties, not incompatible with his primary duty, as may be assigned to him by the Chairman, the President or the Board. The Board in its discretion may select an outside third party to perform the duties and responsibilities of the Auditor.

Section 11. Other Officers and Employees. All other officers and employees shall have such authority and shall perform such duties as may be assigned to them, from time to time, by the Chairman, the President or the Board.

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                                       11


                                   ARTICLE VII

            DEPOSITORIES; AUTHORIZED SIGNATURES; AND VOTING OF SHARES

Section 1. Uninvested Funds. Uninvested funds, except cash on hand at all offices of the Bank, shall be deposited in the name of the Bank in such accounts and in such banks or trust companies as shall be designated by the Board and may be withdrawn or transferred in such manner as the Board shall authorize.

Section 2. Power of Execution. Authority to execute, or to execute and attest, all orders, documents and other instruments affecting the right, title and interest of the Bank in all other property, whether real or personal, within such limits as the Board shall define, shall be vested in any executive officers and in such other officers as the Board shall designate.

Section 3. Nominees. The Board may, by resolution, designate a nominee or nominees in whose name securities may be registered.

Section 4. Voting of Shares Owned by the Bank. Subject to the specific directions of the Board or the Executive Committee, any share or shares of stock issued by any other corporation and owned or controlled by the Bank may be voted at any stockholders meeting of the other corporation by the Chairman or the President, or in their absence by any Vice President of the Bank. Whenever in the judgment of the Chairman or the President, or in their absence, of any Vice President, it is desirable for the Bank to execute a proxy or give a stockholder consent with respect to any share or shares of stock issued by any other corporation and owned or controlled by the Bank, the proxy or consent shall be executed in the name of the Bank by the Chairman or the President or one of the Vice Presidents of the Bank without necessity of any authorization by the Board. Any person or persons designated in the manner above stated as the proxy or proxies of the Bank shall have full right, power and authority to vote the share or shares of stock issued by the other corporation.


                                  ARTICLE VIII

                                 INDEMNIFICATION

Section 1. Indemnification of Directors, Officers and Employees. The Bank shall, to the fullest extent permitted by Sections 7019-7022, inclusive, of the New York Banking Law and any and all amendments thereof, indemnify any person who is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or his testator or intestate is or was a director, officer or employee of the Bank, or is or was serving at the request of the Bank in any capacity for another corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, amounts paid in settlement and reasonable expenses, including

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                                       12

attorneys' fees, actually and necessarily incurred by the person in connection with such action, suit or proceeding, or any appeal therein.

Section 2. Advances of Expenses. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, shall be paid by the Bank in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Bank as authorized in this Article VIII, or where indemnification is granted, to repay any amount by which the expenses advanced by the Bank exceed the indemnification to which such person is entitled.

Section 3. Exclusivity. The indemnification and advancement of expenses provided by this Article VIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of independent directors, resolution of the stockholders or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, provided that no other such rights to indemnification may be made to or on behalf of any director or officer of the Bank if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. The indemnification and advancement of expenses provided by this
Article VIII shall continue as to a person who has ceased to be director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 4. Purchase of Insurance. The Bank may purchase and maintain insurance:

(a) To indemnify the Bank for any obligation which it incurs as a result of the indemnification of any director, officer or employee under the provisions of this Article VIII;

(b) To indemnify directors, officers or employees in instances in which they may be indemnified by the Bank under the provisions of this Article VIII; and

(c) To indemnify directors, officers or employees in instances in which they may not otherwise be indemnified by the Bank under the provisions of this Article VIII, provided that the contract of insurance covering such directors and officers provides, in a manner acceptable to the Superintendent of Insurance of the State of New York, for a retention amount and for co-insurance.

Section 5. Notice. No payment of indemnification, advancement or allowance under this Article VIII shall be made unless the Bank has filed such notice as may be required by the New York Banking Law or otherwise.

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                                       13


                                   ARTICLE IX

             RULES AND REGULATIONS GOVERNING DEPOSITS AND DEPOSITORS

Management of the Bank shall, consistent with the applicable provisions of the New York Banking Law and any other applicable laws and regulations, adopt rules and regulations defining the types of deposits accepted, procedures for deposits, withdrawals, transfers and stop payments relating to such accounts, rules relating to the title and ownership thereof, periodic statements, service charges, and such other matters as management shall deem necessary. Such rules and regulations may be amended from time to time as management shall deem necessary.


                                    ARTICLE X

                                    INTEREST

Section 1. Rates. The Board shall, by resolution, authorize the appropriate officers or employees of the Bank to fix the rates of interest to be paid and term thereof on such types of accounts offered by the Bank in conformity with law.

Section 2. Crediting to Accounts. Interest shall be credited to depositors' accounts as an addition to the amount on deposit therein.

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                                       14


                                   ARTICLE XI

                             SAFE DEPOSIT FACILITIES

Section 1. Safe Deposit Facilities. The Bank may provide safe deposit facilities to individuals and organizations as provided by the laws of the State of New York for the safekeeping of personal property and papers of any kind.

Section 2. Rules and Regulations. The renter of a safe shall subscribe his signature to a contract agreeing to be bound by the rules and regulations of the Safe Deposit Department and any amendments thereto.


                                   ARTICLE XII

                                    DIVIDENDS

The Board shall have power, subject to the requirements of the Restated Organization Certificate, the Banking Law of the State of New York, the regulations of the New York Banking Board and any other applicable laws and regulations, to declare and pay dividends out of surplus or net profits of the Bank and to pay such dividends to the stockholders and to fix the date or dates for the payment of such dividends.


                                  ARTICLE XIII

                                   FISCAL YEAR

The fiscal year of the Bank shall end on the 31st day of December of each year.

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                                       15


                                   ARTICLE XIV

                                      SEAL

The Board shall provide a corporate seal which shall include the name of the Bank. The year of incorporation of the Bank and an emblem may appear on such seal.


                                   ARTICLE XV

                              EMERGENCY MANAGEMENT

When there shall occur or exist an acute emergency as defined in Article 7, Chapter 1, Title 26 of the Unconsolidated Laws of the State of New York, as the same may be amended from time to time, the management and control of the Bank shall be conducted in conformance with said Article 7 as amended, any provision of these Bylaws or resolution of the Board to the contrary notwithstanding.


                                   ARTICLE XVI

                                   AMENDMENTS

In furtherance of and not in limitation of the powers conferred by law, the Board is expressly authorized to adopt, amend, alter, change or repeal from time to time these Bylaws, except such provisions of the Bylaws as shall have been made from time to time by the holders of shares of capital stock entitled to vote thereon, by the affirmative vote of a majority of the Board. The stockholders of the Bank may adopt, amend, alter, change or repeal these Bylaws, including any provision thereof adopted by the Board, by the affirmative vote of the holders of not less than a majority of the issued and outstanding shares of capital stock of the Bank entitled to vote thereon at any meeting of stockholders called for that purpose.


                                  ARTICLE XVII

                                 USE OF PRONOUNS

Use of the masculine general in these Bylaws shall be considered to represent either masculine or feminine gender whenever appropriate.